EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-10169) of Cleco Corporation of our report dated June 23, 2003 relating to the financial statements of Cleco Corporation 401(k) Savings and Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
June 27, 2003